UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2011

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800,
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2011 Annual Meeting of Stockholders was held on June 15, 2011.  As of April 1, 2011, the record date for the Annual Meeting, 22,947,566 shares of common stock were eligible to be voted, and 13,257,969 of those shares were voted in person or by proxy at the Annual Meeting. Stockholders were asked to consider and act upon:

•                  Proposal No. 1 — Election of directors for a term of one year;

•                  Proposal No. 2 — A proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share;

•                  Proposal No. 3 — A proposal to provide an advisory vote on executive compensation; and

•                  Proposal No. 4 — A proposal to provide an advisory vote on the frequency of the advisory vote on executive compensation.

Proposal 1 — Election of Directors

All nominees for a one-year term as listed in our 2011 proxy statement were elected.  The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Withheld

Michael Appling, Jr.	12,994,134	263,835

Joseph E. Canon	13,040,475	217,494

Arthur L. French	13,044,827	213,142

William D. Gutermuth	13,096,191	161,778

Vincent D. Foster	12,952,583	305,386

Todd A. Reppert	13,044,692	213,277

Proposal 2 — Issuance of Shares Below Net Asset Value

The proposal to authorize us, with the approval of our Board of Directors, to sell shares of our common stock during the next twelve months at a price below our then current net asset value per share was approved.  The following votes were taken in connection with this proposal:

	Votes For	Votes Against	Abstentions

All Stockholders	11,527,083	1,464,669	266,214

Excluding Affiliates	8,561,012	1,464,669	266,214

Proposal 3 — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation of our named executive officers was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions

12,555,046	394,214	308,705

Proposal 4 — Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation

The proposal to determine, on an advisory basis, the preferred frequency (every one year, two years or three years) of our stockholders to conduct an advisory vote regarding the compensation of our named executive officers resulted in the approval of “Three Years.” The following votes were taken in connection with this proposal:

Three Years	Two Years	One Year	Abstentions

9,670,803	308,564	2,896,841	381,753

In accordance with the results of this proposal, our Board of Directors determined to follow the stockholders’ recommendation and implement an advisory vote on executive compensation every three years with the next such say on pay proposal at the 2014 Annual Meeting of Stockholders. The next required advisory vote on the frequency of stockholder approval of the compensation of executives (say on frequency proposal) is scheduled to occur at the 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: June 17, 2011	By:		/s/ Rodger A. Stout
		Name:	Rodger A. Stout
		Title:	Chief Compliance Officer